 Exhibit 21.1

Resideo Technologies, Inc.
Subsidiaries of the Registrant as of December 31, 2022

Subsidiary Name	Country of Incorporation
Ackermann Limited	United Kingdom
Ademco (Pty) Ltd	South Africa
Ademco 1 B.V.	Netherlands
Ademco 1 GmbH	Germany
ADEMCO 1 LIMITED	United Kingdom
Ademco 2 GmbH	Germany
ADEMCO 2 LIMITED	United Kingdom
ADEMCO 4 LIMITED	United Kingdom
Ademco ADI Global Distribution, S.L.	Spain
Ademco Australia Pty, Limited	Australia
ADEMCO Canada II Ltd.	Canada
Ademco Comercial y Centro de Investigación y Desarrollo, S. de R.L. de C.V.	Mexico
Ademco CZ s.r.o.	Czech Republic
Ademco FZE	United Arab Emirates
Ademco I LLC	United States
ADEMCO III Ltd.	Canada
Ademco Inc.	United States
Ademco Manufacturing Holding Mexico, S. de R.L. de C.V.	Mexico
Ademco Otomasyon Limited Şirketi	Turkey
ADEMCO SRL	Argentina
Ademco Supply S.r.l.	Romania
Ademco ADIADI - Gardiner SAS	France
ADI Global Distribution AB	Sweden
ADI Global Distribution Denmark A/S	Denmark
ADI of Puerto Rico, Inc.	Puerto Rico
ADI-GARDINER EMEA LIMITED	United Kingdom
ADI-Gardiner EMEA SAS	France
ADI-Gardiner Holding Limited	United Kingdom
ADI-Gardiner Ireland Limited	Ireland
ADI-Gardiner Limited	United Kingdom
ADI-GARDINER Netherlands B.V.	Netherlands
ADI-Gardiner NV	Belgium
AlarmNet, Inc.	United States
Arrow Wire & Cable Inc.	United States
BRK Brands, Inc.	United States
Electronic Custom Distributors, Inc.	United States
Electronica BRK de Mexico, de Mexico, S.A. de C.V.	Mexico
BRK Brands (UK) Limited	United Kingdom
THL-FA IP Corp.	United States

First Alert, Inc.	United States
First Alert Canada ULC	Canada
bk-electronic GmbH	Germany
EMS Acquisition Company Limited	United Kingdom
Mexhon, S. de R.L. de C.V.	Mexico
Resideo Dormant Holdings Limited	United Kingdom
Resideo Plumbing Limited	United Kingdom
LLC Resideo	Russia
Pittway 2 Sarl	Switzerland
Pittway 3 GmbH	Switzerland
Pittway BVBA	Belgium
Pittway Sarl	Switzerland
Radio Systemes Ingénierie Video Technologies SAS (a/k/a RSI Video Technologies SAS)	France
Resideo Funding Inc.	United States
Resideo Holding Inc.	United States
Resideo Intermediate Holding Inc.	United States
Resideo International (India) Pvt. Ltd.	India
Resideo Korea Co., Ltd.	South Korea
Resideo Korlátolt Felelősségű Társaság	Hungary
Resideo Manufacturas de Chihuahua, S. de R.L. de C.V.	Mexico
Resideo Overseas Limited	United Kingdom
Resideo S.r.l.	Italy
Resideo s.r.o.	Slovakia
Resideo Sarl	France
Resideo Singapore Pte. Ltd.	Singapore
Resideo Smart Home Technologies (India) Pvt. Ltd.	India
Resideo Smart Homes Technology (Tianjin) Co., Ltd.	China
Resideo Technologies, Inc.	United States
RSI Participations SAS	France
Satamatics Global Limited	United Kingdom
Satcom1 Integration Services ApS	Denmark
Securite Communications SAS	France
Sow Hard Investments Ltd	New Zealand
Teknique EMEA Gmbh	Germany
Teknique Group Ltd	New Zealand
Teknique Ltd	New Zealand
Teknique USA Inc.	United States
Sutax Limited	United Kingdom
UGS Herman LLC	United States
Ultrak Security Systems Sp.z o.o.	Poland